Exhibit 99.1
MariMed Reports Third Quarter 2024 Earnings

NORWOOD, MA, November 6, 2024 - MariMed Inc. (“MariMed” or the “Company”) (CSE: MRMD) (OTCQX: MRMD), a leading multi-state cannabis operator focused on improving lives every day, today announced its financial results for the third quarter ended September 30, 2024.

“We reported year-over-year and sequential revenue growth, sequential EBITDA and Net Income improvement, and we continue to generate positive operating cash flow,” said Jon Levine, Chief Executive Officer. “Our wholesale business continues to outpace the industry with another quarter of at least 20% year-over-year growth. Despite continued pressure on U.S. consumers, our retail business transactions grew year-over-year, driven by both same-store sales growth and the new dispensaries opened in the past 12 months. Our heavy investment phase is complete, as are the significant pre-opening expenses we incurred the past several years. We remain highly confident in our ability to grow revenue and profits long-term as our new assets ramp to their potential.”
Financial Highlights1
The following table summarizes the Company's consolidated financial highlights (in millions, except percentage amounts):

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Revenue	$40.6	$38.8	$119.0	$109.7
GAAP Gross margin	41%	43%	42%	44%
Non-GAAP Gross margin	43%	45%	43%	45%
GAAP Net loss	$(1.0)	$(4.3)	$(3.9)	$(5.9)
Non-GAAP Net income (loss)	$0.5	$(3.1)	$(0.3)	$(2.2)
Non-GAAP Adjusted EBITDA	$4.7	$6.1	$13.7	$19.4
Non-GAAP Adjusted EBITDA margin	12%	16%	12%	18%
1 See the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” below and in the financials information included herewith.
CONFERENCE CALL
MariMed management will host a conference call on Thursday, November 7, 2024 at 8:00 a.m. Eastern time, to discuss these results. The conference call may be accessed through MariMed’s Investor Relations website, or by clicking the following link: Q324 MRMD Earnings Call.

THIRD QUARTER 2024 OPERATIONAL HIGHLIGHTS
During the third quarter, the Company announced the following developments in the implementation of its strategic growth plan:
•July 2: Commenced adult-use sales at its Panacea Wellness dispensary in Quincy, Massachusetts. Additionally the Company announced it received a provisional dual-license for its Tiffin, Ohio dispensary.
•July 22: Commenced growing operations in its newly expanded cultivation facility in Hagerstown, Maryland. The new expansion should lead to a 100% increase in its flower yield, making MariMed one of the largest suppliers of flower in the state. The Company has already begun selling flower from this expansion through its retail and wholesale channels.
•August 7: Appointed Mario Pinho as the Company's Chief Financial Officer, effective August 9, 2024. Mr. Pinho is a CPA and finance executive with nearly 25 years of experience leading global organizations through various stages of dynamic growth. Most recently, he was CFO for the U.S. division of Rakuten, the global Internet Services, FinTech, and Mobile company.
•August 19: Opened Thrive Wellness dispensary in Upper Marlboro, Maryland, its second adult-use dispensary in the state. The Company also owns and operates a Thrive Wellness dispensary in Annapolis.
•September 24: Commenced non-medical cannabis sales at its Thrive Wellness dispensary in Tiffin, Ohio. The Company was also issued a license to open a second non-medical cannabis dispensary, which will be located in the greater Columbus area, the state's largest metro area.
OTHER DEVELOPMENTS
Subsequent to the end of the third quarter, the Company announced the following further developments:
•October 14: Commenced growing operations in its new cultivation facility in Mt. Vernon, Illinois. The new facility allows the Company to grow its award-winning, high-quality Nature's Heritage™ flower for distribution throughout the state. The Company expects the first harvest to be on shelves in the first quarter of 2025.
•October 29: Announced the commencement of manufacturing operations in Missouri. The Company plans to manufacture and build finished inventory of its award-winning edible and vape brands. MariMed expects to begin wholesale distribution of its branded products throughout the state by the end of November 2024.

"With 2024 nearly behind us, we continue to see margin improvements at our recently opened locations. This sets up 2025 as another year of strong financial results,” said Mario Pinho, Chief Financial Officer. “We have several organic catalysts to drive continued momentum for the foreseeable future. Additionally, we maintain one of the strongest balance sheets in the industry, enabling us to capitalize on attractive M&A opportunities in a market with depressed valuations.”
2024 FINANCIAL GUIDANCE
MariMed’s initial full-year 2024 financial targets reflected the organic growth of its existing operational assets, excluding any new revenue-generating projects that require regulatory approvals. Delays in securing regulatory approvals for these new assets have led to higher-than-anticipated pre-opening costs and a longer ramp-up period than initially forecasted. Consequently, the Company is updating its full-year 2024 financial targets as follows:

•Revenue Growth: Increased to 6%–8%, from the previous target of 5%–7%.

•Non-GAAP Adjusted EBITDA: Revised to a decline of 18%–20%, compared to the previous target of 0%–2% growth.
•Capital Expenditures: Revised to $11 million, up from the previous target of $10 million.
DISCUSSION OF NON-GAAP FINANCIAL MEASURES
MariMed’s management uses several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of its business, making operating decisions, and planning and forecasting future periods. The Company has provided in this release several non-GAAP financial measures: Non-GAAP Gross margin, Non-GAAP Net income (loss), Non-GAAP Adjusted EBITDA and non-GAAP Adjusted EBITDA margin, as supplements to Revenue, Gross margin, Net income (loss) and other financial measures prepared in accordance with GAAP.
Management believes these non-GAAP financial measures are useful in reviewing and assessing the performance of the Company, and when planning and forecasting future periods, as they provide meaningful operating results by excluding the effects of expenses that are not reflective of its operating business performance. In addition, the Company’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods and for financial and operational decision-making. The presentation of these non-GAAP measures is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP.
Management believes that investors and analysts benefit from considering non-GAAP financial measures in assessing the Company’s financial results and its ongoing business, as it allows for meaningful comparisons and analysis of trends in the business. In particular, non-GAAP adjusted EBITDA is used by many investors and analysts themselves, along with other metrics, to compare financial results across accounting periods and to those of peer companies.
As there are no standardized methods of calculating non-GAAP financial measures, the Company’s calculations may differ from those used by analysts, investors and other companies, even those within the cannabis industry, and therefore may not be directly comparable to similarly titled measures used by others.
Management defines non-GAAP Adjusted EBITDA as income (loss) from operations, determined in accordance with GAAP, excluding the following items:

•depreciation of fixed assets;
•amortization of acquired intangible assets;
•Impairment or write-downs of intangible assets;
•stock-based compensation;
•legal settlements; and
•acquisition-related and other expenses.
For further information, please refer to the publicly available financial filings available on MariMed's Investor Relations website, as filed with the U.S. Securities and Exchange Commission, or as filed with the Canadian securities regulatory authorities on the SEDAR website.
ABOUT MARIMED
MariMed Inc. is a leading multi-state cannabis operator, known for developing and managing state-of-the-art cultivation, production, and retail facilities. Our award-winning portfolio of cannabis brands, including Betty's Eddies™, Bubby’s Baked™, Vibations™, InHouse™, and Nature’s Heritage™, sets us apart as an industry leader. These trusted brands, crafted with quality and innovation, are recognized and loved by consumers across the country. With a commitment to excellence, MariMed continues to drive growth and set new standards in the cannabis industry. For additional information, visit www.marimedinc.com.
IMPORTANT CAUTION REGARDING FORWARD-LOOKING STATEMENTS:
The information in this release contains “forward-looking” statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to several risks and uncertainties. All statements other than statements of historical facts contained in this release, including without limitation statements regarding projected financial results for 2024, including management’s belief that it will report its fifth consecutive year of positive operating cash flow, anticipated openings of dispensaries and facilities, timing of regulatory approvals, plans and objectives of management for future operations, are forward-looking statements. Without limiting the foregoing, the words “anticipates”, “believes”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.
Forward-looking statements are based on our current beliefs and assumptions regarding our business, timing of regulatory approvals, the ability to obtain new licenses, business prospects and strategic growth plan, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated in these forward-looking statements due to various risks, uncertainties, and other important factors, including, among others, reductions in customer spending, our ability to recruit and retain key personnel, and disruptions from the integration efforts of acquired companies.
These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect our business and results of operations. These statements are not a guarantee of future performance and involve risk and uncertainties that are difficult to predict, including, among other factors, changes in demand for the Company’s services and products, changes in the law and its enforcement, and changes in the economic environment. Additional information regarding these and other factors can be found in our reports filed with the U.S. Securities and Exchange Commission. In providing these forward-looking statements, the Company expressly disclaims any obligation to update these statements publicly or otherwise, whether as a result of new information, future events or otherwise, except as required by law.
All trademarks and service marks are the property of their respective owners.
For More Information Contact:
Investor Relations:
Steve West, Vice President, Investor Relations
Email: ir@marimedinc.com
Phone: (781) 277-0007
Company Contact:
Howard Schacter, Chief Communications Officer
Email: hschacter@marimedinc.com
Phone: (781) 277-0007

# # #

MariMed Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$9,788	$14,645
Accounts receivable, net	7,321	7,199
Inventory	34,975	25,306
Deferred rents receivable	575	630
Notes receivable, current portion	52	52
Investments, current portion	—	88
Due from related parties	302	105
Other current assets	3,667	3,407
Total current assets	56,680	51,432
Property and equipment, net	95,496	89,103
Intangible assets, net	19,522	17,012
Goodwill	15,812	11,993
Investments, net of current portion	—	221
Notes receivable, net of current portion	814	814
Operating lease right-of-use assets	8,977	9,716
Finance lease right-of-use assets	4,278	3,295
Other assets	11,102	12,537
Total assets	$212,681	$196,123

Liabilities, mezzanine equity and stockholders’ equity
Current liabilities:
Mortgages and notes payable, current portion	$4,371	$723
Accounts payable	12,983	9,001
Accrued expenses and other	6,276	3,549
Income taxes payable	17,042	14,434
Operating lease liabilities, current portion	1,974	1,945
Finance lease liabilities, current portion	1,951	1,210
Total current liabilities	44,597	30,862
Mortgages and notes payable, net of current portion	71,120	65,652
Operating lease liabilities, net of current portion	7,784	8,455
Finance lease liabilities, net of current portion	2,239	2,140
Other liabilities	100	100
Total liabilities	125,840	107,209

Commitments and contingencies

Mezzanine equity
Series B convertible preferred stock	14,725	14,725
Series C convertible preferred stock	4,275	4,275
Total mezzanine equity	19,000	19,000
Stockholders’ equity
Common stock	381	375
Additional paid-in capital	173,111	171,144
Accumulated deficit	(103,915)	(99,955)
Noncontrolling interests	(1,736)	(1,650)
Total stockholders’ equity	67,841	69,914
Total liabilities, mezzanine equity and stockholders’ equity	$212,681	$196,123

MariMed Inc.
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023

Revenue	$40,591	$38,800	$118,962	$109,699
Cost of revenue	23,813	21,962	68,803	61,097
Gross profit	16,778	16,838	50,159	48,602

Gross margin	41.3%	43.4%	42.2%	44.3%

Operating expenses:
Personnel	7,255	5,916	20,678	16,191
Marketing and promotion	1,828	1,585	5,446	4,397
General and administrative	6,100	6,135	19,044	15,520
Acquisition-related and other	371	32	805	647
Bad debt	(116)	(122)	(131)	(127)
Total operating expenses	15,438	13,546	45,842	36,628

Income from operations	1,340	3,292	4,317	11,974

Interest and other (expense) income:
Interest expense	(1,705)	(2,482)	(5,058)	(7,627)
Interest income	25	29	76	243
Other expense, net	—	(646)	(50)	(1,556)
Total interest and other expense, net	(1,680)	(3,099)	(5,032)	(8,940)

(Loss) income before income taxes	(340)	193	(715)	3,034
Provision for income taxes	655	4,462	3,211	8,902

Net loss	(995)	(4,269)	(3,926)	(5,868)
Less: Net income (loss) attributable to noncontrolling interests	16	(10)	34	(6)
Net loss attributable to common stockholders	$(1,011)	$(4,259)	$(3,960)	$(5,862)

Net loss per share attributable to common stockholders:
Basic	$(0.00)	$(0.01)	$(0.01)	$(0.02)
Diluted	$(0.00)	$(0.01)	$(0.01)	$(0.02)

Weighted average common shares outstanding:
Basic	380,599	373,081	378,449	359,156
Diluted	380,599	373,081	378,449	359,156

MariMed Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine months ended
	September 30,
	2024	2023
Cash flows from operating activities:
Net loss attributable to common stockholders	$(3,960)	$(5,862)
Net income (loss) attributable to noncontrolling interests	34	(6)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization of property and equipment	5,749	3,838
Amortization of intangible assets	2,065	2,181
Stock-based compensation	772	801
Amortization of warrants issued as payment for services received	218	—
Amortization of original debt issuance discount	—	206
Amortization of debt discount	265	2,559
Amortization of debt issuance costs	55	—
Payment-in-kind interest	151	301
Bad debt income	(131)	(127)
Obligations settled with common stock	7	463
(Gain) loss on disposal of assets	(20)	906
Gain on finance lease adjustment	—	(31)
Write-down of prepaid purchase consideration	—	200
Loss (gain) on changes in fair value of investments	145	(16)
Changes in operating assets and liabilities:
Accounts receivable, net	9	(2,065)
Deferred rents receivable	55	55
Inventory	(9,669)	(4,728)
Other current assets	404	2,040
Other assets	1,434	(300)
Accounts payable	4,220	1,868
Accrued expenses and other	2,786	(132)
Income taxes payable	2,609	2,525
Net cash provided by operating activities	7,198	4,676

Cash flows from investing activities:
Purchases of property and equipment	(10,902)	(14,749)
Business combinations, net of cash acquired, and asset purchases	(4,250)	(2,987)
Advances toward future business combinations and asset purchases	—	(250)
Purchases of investments	—	(187)
Purchases and renewals of cannabis licenses	(663)	(626)
Issuance of notes receivable	—	(879)
Proceeds from notes receivable	13	99
Return on investment	44	—
Proceeds from disposal of assets	22	—
Due from related party	(197)	(58)
Net cash used in investing activities	(15,933)	(19,637)

	Nine months ended
	September 30,
	2024	2023

Cash flows from financing activities:
Proceeds from term loan	—	29,100
Proceeds from Construction to Permanent Commercial Real Estate Mortgage Loan	5,077	—
Proceeds from mortgages	1,163	—
Payment of third-party debt issuance costs in connection with debt	—	(1,798)
Principal payments of term loan	—	(1,500)
Principal payments of mortgages	(207)	(489)
Repayment and retirement of mortgages	—	(778)
Principal payments of promissory notes	(783)	(30)
Repayment and retirement of promissory notes	—	(5,503)
Proceeds from exercise of stock options	—	109
Principal payments of finance leases	(1,252)	(500)
Distributions	(120)	(128)
Net cash provided by financing activities	3,878	18,483

Net (decrease) increase in cash and cash equivalents	(4,857)	3,522
Cash and equivalents, beginning of year	14,645	9,737
Cash and cash equivalents, end of period	$9,788	$13,259

MariMed Inc.
Reconciliation of Non-GAAP and GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
Non-GAAP Adjusted EBITDA
GAAP Income from operations	$1,340	$3,292	$4,317	$11,974
Depreciation and amortization of property and equipment	1,803	1,591	5,749	3,838
Amortization of acquired intangible assets	882	844	2,065	2,181
Stock-based compensation	280	296	772	801
Acquisition-related and other	371	32	805	647
Adjusted EBITDA	$4,676	$6,055	$13,708	$19,441

Non-GAAP Adjusted EBITDA Margin (Non-GAAP adjusted EBITDA as a percentage of revenue)
GAAP Income from operations	3.3%	8.5%	3.6%	10.9%
Depreciation and amortization of property and equipment	4.4%	4.0%	4.9%	3.5%
Amortization of acquired intangible assets	2.2%	2.2%	1.7%	2.0%
Stock-based compensation	0.7%	0.8%	0.6%	0.7%
Acquisition-related and other	0.9%	0.1%	0.7%	0.6%
Adjusted EBITDA margin	11.5%	15.6%	11.5%	17.7%

GAAP Gross margin	41.3%	43.4%	42.2%	44.3%
Amortization of acquired intangible assets	1.3%	1.1%	0.9%	1.0%
Non-GAAP Gross margin	42.6%	44.5%	43.1%	45.3%

GAAP Net loss	$(995)	$(4,269)	$(3,926)	$(5,868)
Amortization of acquired intangible assets	882	844	2,065	2,181
Stock-based compensation	280	296	772	801
Acquisition-related and other	371	32	805	647
Non-GAAP net income (loss)	$538	$(3,097)	$(284)	$(2,239)

MariMed Inc.
Supplemental Information
Revenue Components
(in thousands)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
Product revenue:
Product revenue - retail	$23,384	$24,121	$69,353	$71,640
Product revenue - wholesale	16,310	13,643	46,683	35,050
Total product revenue	39,694	37,764	116,036	106,690
Other revenue	897	1,036	2,926	3,009
Total revenue	$40,591	$38,800	$118,962	$109,699